U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 3 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   JPAL, INC.,
             (Exact name of registrant as specified in its charter)

Nevada                                           7389                                    33-0851302
(State or other jurisdiction         (Primary Standard Industrial                  (I.R.S. Employer
of incorporation or                   Classification Code Number)               Identification No.)
organization)

513 Calle Amigo, San Clemente, California                                                     92673
(Address of registrant's principal executive offices)                                     (Zip Code)


                                 (949) 637-3763
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================ ================ ================ =================== ============

                                                 Proposed
    Title of each class          Amount           maximum       Proposed maximum    Amount of
       of securities              to be       offering price       aggregate       registration
     to be registered          registered        per share       offering price        fee
---------------------------- ---------------- ---------------- ------------------- ------------

Common Stock, $.001 par         3,797,469          $0.25          $949,367.00        $264.00
value
============================ ================ ================ =================== ============

The offering price of $0.25 per share for the selling security holders was used for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                   JPAL, Inc.,
                              a Nevada corporation

                        3,797,469 Shares of Common Stock

This prospectus relates to 3,797,469 shares of common stock of JPAL, Inc., a Nevada corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders may offer and sell the shares at $0.25 per share for a period not to exceed two years from the date of this prospectus. There currently is no market for our common stock, and we have not applied for listing or quotation on any public market.

See "Risk Factors" on Pages 5 to 6 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is January 9, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

   Prospectus Summary .....................................................................................4
   Risk Factors............................................................................................5
   Use of Proceeds.........................................................................................6
   Determination of Offering Price.........................................................................7
   Dilution....... ........................................................................................7
   Selling Security Holders................................................................................7
   Plan of Distribution....................................................................................8
   Legal Proceedings.......................................................................................9
   Directors, Executive Officers, Promoters and Control Persons............................................9
   Security Ownership of Certain Beneficial Owners and Management.........................................10
   Description of Securities..............................................................................11
   Interest of Named Experts and Counsel..................................................................11
   Disclosure of Commission Position on Indemnification for Securities Act Liabilities....................12
   Organization Within Last Five Years....................................................................12
   Description of Business................................................................................12
   Management' Discussion and Analysis of Financial Condition and Results of Operations...................16
   Description of Property................................................................................19
   Certain Relationships and Related Transactions.................... ....................................19
   Market for Common Equity and Related Stockholder Matters...............................................20
   Executive Compensation ................................................................................21
   Financial Statements...................................................................................21
   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure...................21
   Legal Matters..........................................................................................22
   Experts................................................................................................22
   Additional Information.................................................................................22
   Indemnification of Directors and Officers..............................................................22
   Other Expenses of Issuance and Distribution............................................................23
   Recent Sales of Unregistered Securities................................................................23
   Exhibits...............................................................................................24
   Undertakings...........................................................................................24
   Signatures  ...........................................................................................26
   Power of Attorney......................................................................................27

Prospectus Summary

Our Business:                   Our  principal  business  address   is 513 Calle
                                Amigo,  San  Clemente,   California  92673;  our
                                telephone number (949) 637-3763.

                                We are an Internet based provider of vacation rental properties and services. We were originally formed to provide vacation rental properties and services for the Year 2000 New Year's Eve celebration in Las Vegas. We are currently redesigning our website to provide a wide range of services to both vacationers and property owners. Our primary source of revenue has been property rental fees, which are charged to the property owners as a percentage of the vacationers' total rental price, and we anticipate that those fees will continue to be our primary source of revenue, although we intend to attempt to generate additional revenue sources such as Internet advertising. In order to effectuate our business plan during the next three to six months, we need to complete the redevelopment of our website.


Our State of Organization:      We were  incorporated  in  Nevada  on March  31,
                                1999.


Number of Shares Being          The  selling   security  holders  want  to  sell
Offered:                        3,797,469   shares  of  our  common  stock.  The
                                offered  shares  were  acquired  by the  selling
                                security    holders   in    private    placement
                                transactions,   which  were   exempt   from  the
                                registration     and     prospectus     delivery
                                requirements  of the Securities Act of 1933. The
                                selling  security holders may offer and sell the
                                shares at $0.25  per  share for a period  not to
                                exceed   two   years   from  the  date  of  this
                                prospectus. We are registering all of the shares of common stock owned by our officers and directors.


                                The shares of common stock being offered by the selling security holders have not been registered or qualified for sale under the securities laws of any state as of the date of this prospectus. Unless those shares are so registered or qualified, they must be sold in a "brokers' transactions" as specified by the provisions of Section 4(4) of the Securities Act of 1933 or in transactions directly with a "market maker," as that term is defined by the provisions of Section 3(a)(38) of the Securities Exchange Act of 1934. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration or qualification thereof under the securities laws of the states or other jurisdictions in which transactions occur or the existence of any
                                exemption    from    such     registration    or
                                qualification.



Number of Shares                3,797,469  shares of our common stock are issued
Outstanding After the           and  outstanding.  We have no  other  securities
Offering:                       issued.


Estimated use of                We will not receive any of the proceeds from the
proceeds:                       sale of those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in March 1999, and we began operations immediately thereafter. As of September 30, 2000, our losses since inception were approximately $27,548. We were originally formed to provide vacation rental properties and services for the Year 2000 New Year's Eve celebration in Las Vegas. We generated revenues of approximately $6,793 through December 31, 1999. We intend to redesign our website to provide a wide range of services to both vacationers and property owners. We have only generated revenues of approximately $3,122 in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of electronic commerce. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. We cannot guaranty that we will be able to achieve profitable operations.

Our ability to succeed is uncertain because we currently have limited revenues and minimal marketing activities due to the lack of revenues.

We generated revenues of approximately $6,793 through December 31, 1999, and we intend to redesign our website to provide a wide range of services to both vacationers and property owners. We have only generated revenues of approximately $3,122 in our current fiscal year. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues.

Our ability to generate revenues and achieve market acceptance is uncertain because our business is based on an untested business plan, which may never be accepted by potential customers.

Providing online vacation rental properties and services is a relatively new business. Our failure to market our online vacation rental services successfully so as to achieve market acceptance could significantly affect our ability to succeed which will affect potential investors' ability to sell their shares of common stock. In addition, our inability to generate revenues may cause potential investors to lose all or some of their investment. We cannot guaranty that our online vacation rental properties and services will generate revenues or achieve market acceptance.

We anticipate that we will need to raise additional capital to complete our website redevelopment and market our website. Our failure to raise additional capital will significantly limit our proposed marketing activities and we may be forced to cease operations.

To complete our development and market our website, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our website. The minimum amount necessary to complete our current website redevelopment is approximately $10,000. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to continue our operation and compete with other providers.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could have a material adverse effect on our results of operations.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

In addition to serving as our president, secretary and a director, Ryan A. Neely is the secretary and a director of MVD, Inc. a Delaware corporation and a provider of digital entertainment products. Mr. Neely currently devotes approximately half of his time to MVD, Inc. We do not believe that we have any conflicts of interest with the business or industry of MVD, Inc., other than Mr. Neely's duty to provide management and services.

In addition to serving as our treasurer and a director, Jason J. Ortega has been a branch manager for Enterprise Rent-a-Car Company since 1994. Mr. Ortega is responsible for the day-to-day operations as well as the management of all employees at his branch. Mr. Ortega currently devotes a significant portion of his time to Enterprise Rent-a-Car Company. We do not believe that we have any conflicts of interest with the business or industry of Enterprise Rent-a-Car Company, other than Mr. Ortega's duty to provide management and services.


We are registering all of the shares of common stock owned by our officers and directors. Our officers and directors may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by our officers and directors will be registered by the registration statement of which this prospectus is a part. Our officers and directors may sell some or all of their shares immediately after they are registered. In the event that our officers and directors sell some or all of their shares, the price of our common stock could decrease significantly. Also, a conflict of interest will occur between our officers' and directors' duties to us and their personal interests in selling their shares. We cannot assure you that the officers and directors will not sell some or all of their shares as soon as they are registered.


Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. Thomas E. Stepp, Jr.; Richard Reincke and Michael J. Muellerleile are employees of Stepp & Beauchamp LLP, which serves as our legal counsel.


=========================== ========================== ============================= ==========================
 Name of Selling Security     Amount of Shares of      Amount of Shares of Common      Amount of Shares of
          Holder             Common Stock Owned by     Stock to be Offered by the     Common Stock Owned by
                            Selling Security Holder      Selling Security Holder     Selling Security Holder
                               Before the Offering                                    After the Offering is
                                                                                             Complete
--------------------------- -------------------------- ----------------------------- --------------------------
Ryan A. Neely, President,
Secretary and a director            1,100,000                   1,100,000                        0
--------------------------- -------------------------- ----------------------------- --------------------------
Jason Ortega, Treasurer
and a director                       50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Thomas E. Stepp, Jr.                 265,823                     265,823                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Richard Reincke                      265,823                     265,823                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Michael Muellerleile                 265,823                     265,823                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Judy Buehlman, former
officer and director                 400,000                     400,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Patti Tipton, former
officer and director                 400,000                     400,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Sean and Janna Connelly,
former officers                      100,000                     100,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Scott J. Sherman                     50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Michelle M. Mirrotto                 50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Tim Neely                            50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Donald J. Preihs                     50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Sharareh Frouzesh                    50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
JR Sterling                          50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Paul W. Fournier                     50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Jeffrey M. Hoss                      50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Kamal John Shukur                    50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
A. V. Neely                          50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Susan Hennessy                       50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Kyle Holtzhauzen                     50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Shawn G. Peterson                    50,000                       50,000                         0
=========================== ========================== ============================= ==========================

=========================== ========================== ============================= ==========================
Eric Peterson                        50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Sonny Martinez                       50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Karl Hoshor                          50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Nicole Clark                         50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Thomas J. Slosson                    50,000                       50,000                         0
--------------------------- -------------------------- ----------------------------- --------------------------
Jerry A. Cardenas                    50,000                       50,000                         0
=========================== ========================== ============================= ==========================


Plan of Distribution

The selling security holders may offer and sell shares of common stock at a price of $0.25 per share for a period not to exceed two years from the date of this prospectus. The shares will not be sold in an underwritten public offering.


The shares of common stock being offered by the selling security holders have not been registered or qualified for sale under the securities laws of any state as of the date of this prospectus. Unless those shares are so registered or qualified, they must be sold in a "brokers' transactions" as specified by the provisions of Section 4(4) of the Securities Act of 1933 or in transactions directly with a "market maker," as that term is defined by the provisions of
Section 3(a)(38) of the Securities Exchange Act of 1934. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration or qualification thereof under the securities laws of the states or other jurisdictions in which transactions occur or the existence of any exemption from such registration or qualification.


Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at $0.25 price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:


       =========================== ========== ========================================================
       Name                           Age     Position
       --------------------------- ---------- --------------------------------------------------------
       Ryan A. Neely                  29      President, Secretary and a Director
       --------------------------- ---------- --------------------------------------------------------
       Jason J. Ortega                28      Treasurer and a Director
       =========================== ========== ========================================================

Ryan A. Neely. Mr. Neely is our president, secretary and a director since March 2000. Mr. Neely manages all aspects of our operations, including web development and marketing and sales of our products. Mr. Neely currently devotes approximately twenty hours per week. From May 1999 to September 1999, Mr. Neely worked as a sales account manager for Unified Research Laboratories, Inc., which was recently acquired by Symantec Corporation. Unified Research Laboratories, Inc. is a developer of Internet content-control software and web filtering technologies. From August 1998 to May 1999, Mr. Neely was the co-founder of Filtering Associates, a manufacturer representative for several Internet content-control companies. From 1996 to August 1998, Mr. Neely worked for Log-On Data Corp., Inc., a California corporation, as a regional sales manager where he was responsible for all enterprise sales. Mr. Neely is the secretary and a director of MVD, Inc. a Delaware corporation and a provider of digital entertainment products. Mr. Neely has not been a director of any other reporting company.

Jason J. Ortega. Mr. Ortega is our treasurer, and a director. Mr. Ortega, our principal financial officer, currently manages our finances and subsequent to the completion of our current website redevelopment, Mr. Ortega will market our website, products and services. Mr. Ortega currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours when we complete the redevelopment of our website. In addition to serving as our treasurer and a director, Mr. Ortega has been a branch manager for Enterprise Rent-a-Car Company since 1994. Mr. Ortega is responsible for the day-to-day operations as well as the management of all employees at his branch. Mr. Ortega currently devotes a significant portion of his time to Enterprise Rent-a-Car Company. Mr. Ortega earned his Bachelor of Science degree in Kinesiology from California State University, Chico in 1994. Mr. Ortega has not been a director of any other reporting company. Mr. Ortega has not been a director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 9, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. Thomas E. Stepp, Jr.; Richard Reincke and Michael J. Muellerleile are employees of Stepp & Beauchamp LLP, which serves as our legal counsel.


Title of Class           Name and Address of              Amount and Nature of             Percent of Class
                         Beneficial Owner                 Beneficial Owner
---------------------    -----------------------------    -----------------------------    ---------------------

Common Stock             Judy Buehlman                    400,000 shares                          10.53%
                         P.O. Box 4641,
                         Blue Jay, California 92317

Common Stock             Patty Tipton                     400,000 shares                          10.53%
                         P.O. Box 4641,
                         Blue Jay, California 92317

Common Stock             Thomas E. Stepp, Jr.,            265,823 shares                          7.00%
                         1301 Dove Street, Suite
                         460, Newport Beach, CA 92660

Common Stock             Richard Reincke,                 265,823 shares                          7.00%
                         1301 Dove Street, Suite
                         460, Newport Beach, CA 92660

Common Stock             Michael Muellerleile,            265,823 shares                          7.00%
                         1301 Dove Street, Suite
                         460, Newport Beach, CA 92660

Common Stock             Ryan A. Neely,                   1,100,000 shares President,             28.97%
                         513 Calle Amigo,                 Secretary, Director
                         San Clemente, CA 92673

Common Stock             Jason J. Ortega,                 50,000 shares, Treasurer,               1.32%
                         513 Calle Amigo,                 Director
                         San Clemente, CA 92673

Common Stock                                              All directors and named                 30.29%
                                                          executive officers as a group


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Our directors, officers and principal, greater than 5%, security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 72.35% of our outstanding shares of common stock. Certain principal security holders are our directors or executive officers. Such concentrated control of the company may adversely affect the price of our common stock. These security holders may also be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

We were originally authorized to issue 2,000 shares of $.01 par value common stock. On April 6, 2000, we filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to authorize 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of January 9, 2001, 3,797,469 shares of our common stock were issued and outstanding and no shares of our preferred stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Thomas E. Stepp, Jr., Richard Reincke and Michael J. Muellerleile, are employees of Stepp & Beauchamp LLP, which serves as our legal counsel. Thomas E. Stepp, Jr. owns 265,823 shares of our common stock. Richard Reincke owns 265,823 shares of our common stock. Michael J. Muellerleile owns 265,823 shares of our common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Ten of our Amended and Restated Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Judy Buehlman, Patty Tipton, Sean Connelly and Janna Connelly were our promoters. In April 1999, we issued 100 shares of our $.01 par value common stock to Judy Buehlman, Patty Tipton, Sean Connelly and Janna Connelly in exchange for their services relating to founding and organizing the business. Those services provided to were valued at $900.

Description of Business

Our Background. JPAL, Inc. was incorporated pursuant to the laws of the State of Nevada on March 31, 1999. On April 6, 2000, we filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to amend and restate Articles of Incorporation in their entirety and specifically to authorize 50,000,000 shares of $.001 par value common stock.

Our Business. We are an Internet based provider of vacation rental properties and services. We were originally formed to provide vacation rental properties and services for the Year 2000 New Year's Eve celebration in Las Vegas. We generated revenues of approximately $6,793 through December 31, 1999. We have only generated revenues of $3,122 in our current fiscal year.

For vacationers, we advertise on our website privately owned rental properties, which offer the convenience and accommodations of a condominium or home, while providing many of the amenities and services of a hotel, generally at a lower cost per person. We believe that vacation condominium and home rentals generally offer greater space and convenience than resort hotel rooms, including separate living, sleeping and eating quarters.

For property owners, we offer marketing and rental services. Our primary source of revenue has been property rental fees, which are charged to the property owners as a percentage of the vacationers' total rental price, and we anticipate that those fees will continue to be our primary source of revenue, although we intend to attempt to generate additional revenue sources such as Internet advertising.

In order to effectuate our business plan during the next three to six months, we need to complete the redevelopment of our website. Upon completion of our website redevelopment, we intend to raise capital to fund our proposed marketing activities. If we are unable to raise sufficient capital necessary to market our website, we believe that our officers and directors who are also principal shareholders of the company will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate further revenues or raise capital.

Our Website www.jpalco.com. Our current website allows consumers to search through all of our vacation condominium and home rentals in Las Vegas and access detailed property information including photographs and floor plans. Our primary source of revenue is property rental fees, which are charged to the property owners as a percentage of the vacationer's total rental rate. Fee percentages for vacation condominiums and homes range from approximately 3% to over 40% of rental rates depending on the market and the type of services provided to the property owner.

Internet Advertising. We anticipate that we will be able to generate advertising revenues from companies which have complementary products such as airlines and travel agents and desire to advertise our on website. The Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors. Many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. We believe that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Future Website and Products. We are currently redesigning our website to provide a wide range of services to both vacationers and property owners. Our redeveloped website will continue to allow consumers to search through all of our vacation condominium and home rentals and access detailed property information including photographs and floor plans. Our redeveloped website will also allow users to obtain local market information as well as information about special offers and promotions. As we generate revenues, we anticipate that we will expand our website to include specialized concierge-type services such as arranging golf tee times, purchasing ski lift tickets and making restaurant reservations.

We anticipate that the site will be developed to feature an on-line booking system which will allow vacationers to check availability and make reservations directly on-line. We plan to launch a number of important web site related initiatives, including:

     o    virtual   tours   including   interior   and   exterior   views  of  a
          representative sample of our condominium and home rental properties;
     o search engine enhancements that will allow simultaneous searches across multiple resort locations; and
     o    improved booking features.

Our primary source of revenue will continue to be property rental fees, which are charged to the property owners as a percentage of the vacationer's total rental rate. We believe that our proposed services, which are designed to enhance rental income for property owners, will provide us with a competitive advantage in attracting additional high quality condominiums and homes in our markets.

If we generate significant revenues in the next twelve months, we intend to develop our website to provide multiple location real estate listings for condominiums and homes located in our resort locations for customers interested in buying or selling a vacation home.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of owners of private home and condominiums that desire to promote the rental of their rental properties. We believe that many owners of private home and condominiums desire to rent their properties without being responsible for the advertising and promotion of their own properties.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines;
     o    links to industry focused websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail;
     o    presence at industry tradeshows; and,
     o entering into affiliate marketing relationships with website providers to increase our access to Internet business consumers.

Growth Strategy. Our objective is to become a dominant provider of Internet vacation rentals. Our strategy is to continue providing clients with exceptional service and developing comprehensive and updated listings vacation rentals. Key elements of our strategy include:

     o    create global awareness of our products and services;
     o    continue and expand our website;
     o    increase the number of Internet users to our website;
     o    increase our relationships with clients;
     o    provide additional services for businesses and consumers; and
     o    pursue  relationships with joint venture candidates which will support
          our  development.   We  currently  do  not  have  plans,   agreements,
          understandings or arrangements to engage in joint ventures.

Our Industry. The vacation rental and property management industry is highly fragmented, with an estimated 3,000 vacation rental and property management companies in the United States. We believe this fragmented market presents a significant opportunity for a company offering a branded, national network of high quality vacation condominiums and homes with superior levels of customer service.

Our Competition. The vacation rental and property management industry is highly competitive and has low barriers to entry. The industry has two distinct customer groups: vacation property renters and vacation property owners. We believe that the principal competitive factors in attracting vacation property renters are:

     o    market share and visibility;
     o    quality, cost and breadth of services and properties provided; and
     o    long-term customer relationships.

The principal competitive factors in attracting vacation property owners are the ability to generate higher rental income and to provide comprehensive management services at competitive prices. We compete for vacationers and property owners primarily with approximately 3,500 vacation rental and property management companies that typically operate in a limited geographic area. Some of our competitors are affiliated with the owners or operators of resorts in which such competitors provide their services. Certain of these smaller competitors may have lower overhead cost structures and may be able to provide their services at lower rates.

We also compete for vacationers with large hotel and resort companies. Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer vacationers services not provided by vacation rental and property management companies, and they may have greater name recognition among vacationers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

We also compete directly with other companies and businesses that have developed and are in the process of developing online vacation rental services which are functionally equivalent or similar to our proposed online vacation rental services. We expect that these competitors who have developed similar websites will market those websites to our target customers, which will significantly affect our ability to compete. Many of these competitors have greater financial resources and can afford to spend more resources than we can to market their websites. We cannot guaranty that we will succeed in marketing our websites and generating revenues. We cannot guaranty that our competitors will not succeed in marketing their websites and generating revenues.

Patents and Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties. However, we rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. We own the Internet domain name "www.jpalco.com." Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into relationships with third parties who have the expertise and capabilities to develop software which will enhance our product offerings. For example, we believe that our website can be developed to provide multiple listing services for condominiums and homes located in our resort locations for customers interested in buying or selling a vacation home. Rather than develop the software ourselves, we anticipate that we would attempt to purchase or license the software from companies that already developed such software. We currently do not have plans, agreements, understandings or arrangements for such activities.

Government Regulation. There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible  that  a  number  of  laws  and  regulations  may  be  adopted  at  the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

In addition,  there is substantial  uncertainty as to the  applicability  to the
Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. The vast majority of these laws was adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues and environment of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner have an adverse effect on the Internet. These developments could, in turn, have a material adverse effect on our business, prospects, financial condition and results of operations.

We provide our services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal Communications Commission, state public utility commissions and foreign governmental authorities. However, we are not subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services we offer expand, there may be increased regulation of our business, including regulation by agencies having jurisdiction over telecommunications services. Additionally, existing telecommunications regulations affect our business through regulation of the prices we pay for transmission services, and through regulation of competition in the telecommunications industry.

The Federal Communications Commission has ruled that calls to Internet service providers are jurisdictionally interstate and that Internet service providers should not pay access charges applicable to telecommunications carriers. Several telecommunications carriers are advocating that the Federal Communications Commission regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. The Federal Communications Commission is examining inter-carrier compensation for calls to Internet service providers, which could affect Internet service providers' costs and consequently substantially increase the costs of communicating via the Internet. This increase in costs could slow the growth of Internet use and thereby decrease the demand for our services.

Employees. As of January 9, 2001, we have two part time employees. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 513 Calle Amigo, San Clemente, California and are provided to us, at no charge, by Ryan A. Neely.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Summary Financial Information. The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

=============================== ==================== ===================
Income Statement                September 30, 2000   December 31, 1999
------------------------------- -------------------- -------------------

------------------------------- -------------------- -------------------
Revenue                                       3,122               6,793
------------------------------- -------------------- -------------------
Gross Profit (Loss)                        (11,126)            (16,422)
------------------------------- -------------------- -------------------
Net Income (Loss)                          (11,126)            (16,422)
------------------------------- -------------------- -------------------
Net Income (Loss) Per Share                  (0.00)              (0.00)
=============================== ==================== ===================


=============================== ==================== ====================
Balance Sheet                   September 30, 2000    December 31, 1999
------------------------------- -------------------- --------------------

------------------------------- -------------------- --------------------
Total Assets                                  6,449                3,557
------------------------------- -------------------- --------------------
Total Liabilities                              0.00                  844
------------------------------- -------------------- --------------------
Shareholders' Equity                          6,449                2,713
=============================== ==================== ====================


Period from March 31, 1999, our date of formation, through December 31, 1999.

Liquidity and Capital Resources. We had cash of $884.00 as of December 31, 1999. Our total assets were approximately $3,557 and our total liabilities were approximately $844 as of December 31, 1999. Our former officer and director and current principal shareholder, Judy Buehlman, paid a significant portion of our expenses from inception through December 31, 1999.

Results of Operations.

Revenue. For the period of March 31, 1999, our date of formation, through December 31, 1999, we generated revenues of approximately $6,793 with 100% of those revenues being generated from operations relating to our vacation rental properties and services for the Year 2000 New Year's Eve celebration in Las Vegas. We are currently modifying our website to provide a wide range of services to both vacationers and property owners. Therefore, we anticipate that revenues in our current fiscal year will decrease significantly due to these website redevelopment activities.

Operating Expenses. For the period ended December 31, 1999, operating expenses totaled $22,835. Approximately 35% of those expenses were related to marketing and promotion of our website and approximately 25% to the establishment of our business. Our former officer and director and current principal shareholder, Judy Buehlman, paid approximately $16,422 of our operating expenses from inception through December 31, 1999. Website development expenses totaled $2,600 for the period ended December 31, 2000, with all of those fees being paid to Sean Connelly, one of our shareholders and a former officer. Judy Buehlman and Sean Connelly also received stock in exchange for their services relating to founding and organizing the business.

For the Nine Month Period Ended September 30, 2000.

Liquidity and Capital Resources. We had cash of $760 as of September 30, 2000. Our total assets were approximately $6,449 and our total liabilities were approximately $0 as of September 30, 2000. Our president, secretary, director and principal shareholder, Ryan A. Neely, has paid our expenses since March 2000. We anticipate that Mr. Neely will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital.

Results of Operations.

Revenue. For the nine month period ending September 30, 2000, we have generated revenues of approximately $3,122 with 100% of those revenues being generated from operations relating to our vacation rental properties and services in Las Vegas. Our revenues have decreased significantly because we are currently redeveloping our website and we have not conducted any marketing activities. Therefore, we do not expect that we will generate any significant revenues in our current fiscal year.

Operating Expenses. For the nine month period ended September 30, 2000, operating expenses totaled $13,801. Approximately $9,663 or 70% of those expenses relate to professional fees for legal and accounting services. We anticipate that we will continue to incur significant professional fees for legal and accounting services. Website development expenses totaled $1,500 for the nine months ended September 30, 2000, with all of those fees being paid to Judy Buehlman, a current shareholder and formerly one of our officers and directors. We anticipate that we will continue to incur significant expenses related to the redevelopment of our website.

Our Plan of Operation for the Next Twelve Months. Our plan of operation is materially dependent on our ability to complete the redevelopment of our website so that we can generate more revenues. If we are able to complete the redevelopment of our website and generate significant revenues, we anticipate that those revenues will be used to market our website and provide us with working capital and pay our legal and accounting fees for the next twelve months. If we generate those revenues, then we expect that our expenses for the next twelve months will be approximately $50,000. If we are unable to generate revenues, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses, which includes costs to maintain our telephone and website. Although it is difficult to quantify the day-to-day expenses, we believe that such expenses will be no more that $200 per month. Our president, director and principal shareholder, Ryan A. Neely, has paid our expenses since joining us in March 2000. Our belief that Mr. Neely will pay our expenses is based on the fact that Mr. Neely has a significant equity interest in us. We believe that Mr. Neely will continue to pay our expenses as long as he maintains a significant equity interest in us.

In the opinion of management, available funds will satisfy our working capital requirements through February 2001. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our objective is to complete the redevelopment of our website in the next three to six months. In September 2000, we paid $1,500 for web development services to Judy Buehlman, a current shareholder and formerly, one of our officers and directors. During the next three to six months, we anticipate that we will need to spend funds to continue the redevelopment of our website. However, our ability to continue to develop our website is dependent on Mr. Neely's continued contribution of funds to pay those expenses.

If we complete the redevelopment of our website, then we anticipate that we will begin to generate revenues so that we can further market our website. However, we may not be able to generate revenues to market our website effectively. Our failure to market our website will harm our business and financial performance. If we are unable to generate revenues, we anticipate that our marketing activities will be very limited. In addition, our ability to generate revenues through our website depends on continued growth in the use of the Internet and in the acceptance and volume of commerce transactions on the Internet.

We are not currently conducting any research and development activities, other than the redevelopment of our website. We do not anticipate conducting any other such activities in the next twelve months. We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months unless we generate significant revenues.

We do not anticipate that we will hire any employees in the next six to twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key personnel.

Website Security. Our proposed computer infrastructure may suffer security breaches. Any such breaches could jeopardize confidential information transmitted over the Internet, cause interruptions in our operations or cause us to have liability to third parties. We intend to rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. We do not have insurance to protect us against these losses. Any security breach would have a material adverse effect on our business, results of operations and financial condition.

Technological Change. Rapid technological changes may render our technology obsolete or decrease the competitiveness of our services. To become competitive in the online travel industry, we must enhance and improve the functionality and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures. If competitors introduce new services with new technologies, or if new industry standards and practices emerge, our websites and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

     o    enhance our existing services;

     o    develop and license new  services  and  technologies  that address the
          increasingly   sophisticated  and  varied  needs  of  our  prospective
          customers and suppliers;

     o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our websites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors.

Description of Property

Property held by Us. As of the date specified in the following table, we held the following property:


                    ================================ ======================= ======================
                    Property                           September 30, 2000      December 31, 1999
                    -------------------------------- ----------------------- ----------------------
                    Cash                                            $760.00                $884.00
                    -------------------------------- ----------------------- ----------------------
                    Property and Equipment, net                   $2,226.00              $2,673.00
                    ================================ ======================= ======================

Our Facilities. Our facilities are located at 513 Calle Amigo, San Clemente, California 92673. The facilities are provided, at no charge, by Ryan A. Neely, our president, secretary and a director. We do not have a written lease or sublease agreement and Mr. Neely does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

In addition to serving as our president, secretary and a director, Mr. Neely is the secretary and a director of MVD, Inc. a Delaware corporation and a provider of digital entertainment products. Mr. Neely currently devotes approximately half of his time to MVD, Inc. We do not believe that we have any conflicts of interest with the business or industry of MVD, Inc., other than Mr. Neely's duty to provide management and services.

In addition to serving as our treasurer and a director, Mr. Ortega has been a branch manager for Enterprise Rent-a-Car Company since 1994. Mr. Ortega is responsible for the day-to-day operations as well as the management of all employees at his branch. Mr. Ortega currently devotes a significant portion of his time to Enterprise Rent-a-Car Company. We do not believe that we have any conflicts of interest with the business or industry of Enterprise Rent-a-Car Company, other than Mr. Ortega's duty to provide management and services.

We will  attempt to resolve any such  conflicts  of  interest in our favor.  Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions.

Ryan A. Neely, our president, secretary and director, currently provides office space to us at no charge. In addition, during the period ended September 30, 2000, Mr. Neely has paid for various goods and services relating to our operations. These expenses have been included in the results of operations for the period and recorded as additional paid-in capital stockholders' equity.

During the period ended September 30, 2000, we paid fees for web-consulting services totaling $1,500 to Judy Buehlman, a current shareholder and formerly, one of our officers and directors. Additionally, in 1999, we paid $2,600 to Sean Connelly, one of our shareholders, for web development and maintenance services.

Judy Buehlman, Patty Tipton and Sean and Janna Connelly, our former officers and directors, were issued 100 shares of our common stock in exchange for their services relating to founding and organizing the business, which were valued at $900. In addition, during the period ended December 31, 1999, Judy Buehlman, our former officer and director and current principal shareholder, paid for various goods and services relating to our operations including travel, entertainment, trade shows and transportation costs. These expenses have been included in the results of operations for the period and recorded as additional paid-in capital stockholders' equity.

On August 1, 2000, we issued 797,469 shares of our common stock to Thomas E. Stepp, Jr., Richard Reincke and Michael Muellerleile, in exchange for legal services provided to us, which were valued at $797.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of our common stock is twenty-seven.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Penny Stock Regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

During fiscal years 1999 and 2000, our chief executive did not receive any compensation. As of January 9, 2001, none of our officers or directors has been paid any compensation. We do not have any plans for our officers or directors to be paid any compensation in the immediate future.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of January 5, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we may enter into an employment contract with Ryan A. Neely, although we currently do not have plans, agreements, understandings or arrangements at this time.

Financial Statements

                                   JPAL, INC.

                              FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000



                                   JPAL, INC.

                                 BALANCE SHEETS

                                                                  September 30,      December 31,
                                                                       2000              1999
                                                                   (Unaudited)         (Audited)
                                                                  -------------      ------------
                           ASSETS

CURRENT ASSETS
  Cash and cash equivalents (Note 2)                                 $    760          $    884
  Prepaid expenses                                                      3,463                --
                                                                     --------          --------

                                                                        4,223               884

PROPERTY AND EQUIPMENT, net (Notes 2 and 3)                             2,226             2,673
                                                                     --------          --------

      Total assets                                                   $  6,449          $  3,557
                                                                     ========          ========


            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                   $     --          $    844
                                                                     --------          --------

      Total current liabilities                                            --               844
                                                                     --------          --------

COMMITMENTS AND CONTINGENCIES (Note 5)                                     --                --

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value;
    50,000,000 shares authorized,
    3,797,469 and 900,000 shares issued and
      outstanding at September 30, 2000 and December
      31, 1999, respectively                                            3,797               900
  Additional paid-in capital (Note 5)                                  30,200            18,235
  Accumulated deficit                                                 (27,548)          (16,422)
                                                                     --------          --------

      Total stockholders' equity                                        6,449             2,713
                                                                     --------          --------

        Total liabilities and stockholders' equity                   $  6,449          $  3,557
                                                                     ========          ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                            STATEMENTS OF OPERATIONS


                                                                 March 31, 1999
                                                Nine Months        (Inception)
                                                   Ended             Through
                                               September 30,      December 31,
                                                   2000               1999
                                               (Unaudited)         (Audited)
                                               -------------     --------------

REVENUES                                        $  3,122           $  6,793

OPERATING EXPENSES                                13,801             22,835

OTHER EXPENSE
  Depreciation                                       447                380
                                                --------           --------

LOSS BEFORE PROVISION FOR INCOME TAXES           (11,126)           (16,422)

PROVISION FOR INCOME TAXES (Note 4)                   --                 --
                                                --------           --------

NET LOSS                                        $(11,126)          $(16,422)
                                                ========           ========

BASIC LOSS PER SHARE                            $   (.00)          $   (.00)
                                                ========           ========

DILUTIVE LOSS PER SHARE                         $   (.00)          $   (.00)
                                                ========           ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                      Common Stock               Additional
                                               ---------------------------         Paid-In        Accumulated
                                                 Shares           Amount           Capital          Deficit            Total
                                               ---------       -----------       -----------      -----------       -----------

                                                                                  (Audited)
                                                               -----------------------------------------------
BALANCE, March 31, 1999
  (inception)                                         --       $        --       $        --      $        --       $        --

ISSUANCE OF COMMON STOCK FOR
  SERVICES (Note 5)                              900,000               900                                                  900

ADDITIONAL PAID-IN CAPITAL, (in
  exchange for goods and services
  and rent) (Note 5)                                                                  18,235                             18,235

NET LOSS                                                                                              (16,422)          (16,422)
                                               ---------       -----------       -----------      -----------       -----------

BALANCE, December 31, 1999                       900,000               900            18,235          (16,422)            2,713

                                                                                (Unaudited)
                                                               -----------------------------------------------
ISSUANCE OF COMMON STOCK FOR CASH              2,100,000             2,100              920                               3,020

ISSUANCE OF COMMON STOCK FOR
  SERVICES (Note 5)                              797,469               797                                                  797

ADDITIONAL PAID-IN CAPITAL,
  (paid in cash)                                                                      9,795                               9,795

ADDITIONAL PAID-IN CAPITAL (in
  exchange for rent provided by
  a stockholder) (Note 5)                                                              1,250                              1,250

NET LOSS                                                                                              (11,126)          (11,126)
                                               ---------       -----------       -----------      -----------       -----------

BALANCE, September 30, 2000                    3,797,469       $     3,797       $    30,200      $   (27,548)      $     6,449
                                               =========       ===========       ===========      ===========       ===========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                          March 31, 1999
                                                                         Nine Months        (Inception)
                                                                            Ended             Through
                                                                        September 30,       December 31,
                                                                            2000               1999
                                                                         (Unaudited)         (Audited)
                                                                        -------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                $(11,126)          $(16,422)
  Adjustments  to reconcile  net loss to net cash  provided
   by (used in) operating activities
    Depreciation                                                               447                380
    Services  provided in exchange  for  issuance of common
      stock                                                                    797                900
    Goods and  services  and rent  provided in exchange for
      additional paid-in capital                                             1,250             18,235
    Changes in assets and liabilities
      Increase in prepaid expenses                                          (3,463)                --
      Increase (decrease)  in accounts payable                                (844)               844
                                                                          --------           --------

        Net cash provided by (used in) operating activities                (12,939)             3,937
                                                                          --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets                                                     --             (3,053)
                                                                          --------           --------

        Net cash used in investing activities                                   --             (3,053)
                                                                          --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                     3,020                 --
  Proceeds from additional paid-in capital                                   9,795                 --
                                                                          --------           --------

        Net cash provided by financing activities                           12,815                 --
                                                                          --------           --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                                                              (124)               884

CASH AND CASH EQUIVALENTS, beginning of period                                 884                 --
                                                                          --------           --------

CASH AND CASH EQUIVALENTS, end of period                                  $    760           $    884
                                                                          ========           ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                          March 31, 1999
                                                           Nine Months     (Inception)
                                                              Ended          Through
                                                          September 30,    December 31,
                                                               2000            1999
                                                           (Unaudited)      (Audited)
                                                          -------------   --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest                  $     --         $     --
  Cash paid during the period for income taxes              $     --         $     --

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
  During the period ended September 30, 2000, the Company recorded rent expense of $1,250 and additional paid-in capital of $1,250 for rent provided by a stockholder.
  During the periods ended September 30, 2000 and December 31, 1999, the Company issued stock in exchange for services provided valued at $797 and $900, respectively.
  During the period ended December 31, 1999, the Company recorded additional paid-in capital of $18,235, for goods and services and rent paid for and provided by stockholders.

              See accompanying notes to these financial statements

                                   JPAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    SEPTEMBER 30, 2000 AND DECEMBER 31, 1999


NOTE 1 - COMPANY OPERATIONS

     JPAL, Inc. (the "Company") was incorporated in the state of Nevada on March 31, 1999 to operate as an Internet based provider of vacation rental properties and services with an elected December 31st fiscal year end. A majority of the services are to properties located in Nevada.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies are summarized as follows:

     Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

     Advertising - Advertising costs are charged to operations when incurred.

     Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.


NOTE 3 - PROPERTY AND EQUIPMENT

     Equipment and improvements consist of the following:

     Computer                                           $ 1,791
     Computer equipment                                   1,057
     Furniture                                              205
                                                        -------

                                                          3,053
     Less:  accumulated depreciation                       (827)
                                                        -------

                                                        $ 2,226
                                                        =======


NOTE 4 - INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

     The components of the Company's income tax provision consist of:

                                                                            March 31, 1999
                                                             Nine Months      (Inception)
                                                                Ended           Through
                                                            September 30,     December 31,
                                                                2000             1999
                                                            -------------   --------------
     Federal taxes (deferred) net operating loss benefit
     Change in valuation account                             $    1,600       $   (2,500)
                                                                 (1,600)           2,500
                                                             ----------       ----------

                                                             $       --       $       --
                                                             ==========       ==========

NOTE 4 - INCOME TAXES

     Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of September 30, 2000 and December 31, 1999 are as follows:

                                                  September 30,  December 31,
                                                      2000           1999
                                                  -------------  ------------
     Deferred income taxes
       Net operating loss benefit                   $ 4,100        $ 2,500
       Valuation allowance                           (4,100)        (2,500)
                                                    -------        -------

                                                    $    --        $    --
                                                    =======        =======

     The Company has a federal net operating loss carryforward of approximately $16,000 that will expire in 2019 and 2020.

     The Company's tax reporting year end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2000, it will expire in 2020.


NOTE 5 - RELATED PARTY TRANSACTIONS

     The Company is currently utilizing office space provided by the Company's president (a stockholder). During the period ended September 30, 2000, the Company has recorded rent expense of $1,250 which represents the Company's pro rata share of the office space being provided by the Company's president. The president has waived reimbursement of the allocated rent and has considered it as additional paid-in capital.

     During the period ended September 30, 2000 the Company paid fees for web-consulting services to a stockholder totaling $1,500. Additionally, during the period ended December 31, 1999, the Company paid fees to a stockholder totaling $2,600 for the construction of their website.

     During the period ended September 30, 2000, the Company entered into a consulting agreement for legal services in exchange for 797,469 shares of common stock which were valued at $797. The services were valued using hourly rates at estimated fair market value of similar services. During the period ended December 31, 1999, the Company entered into consulting agreements for advisory services relating to the initial start-up of the Company. Total fees were $900 for the period ended December 31, 1999 with each consultant receiving a percentage of ownership in the form of common stock. The services were valued using hourly rates at estimated fair market value of similar services.

     In addition, during the period ended December 31, 1999, one of the stockholders paid for various goods and services relating to the Company's operations including travel, entertainment, trade shows and transportation costs. These expenses have been included in the results of operations for the corresponding period and recorded as additional paid-in-capital.

                                   JPAL, INC.

                         REPORT AND FINANCIAL STATEMENTS

                   FOR THE PERIODS MARCH 31, 1999 (INCEPTION)

                          THROUGH DECEMBER 31, 1999 AND

                       THE SIX MONTHS ENDED JUNE 30, 2000

             [LETTERHEAD OF LESLEY, THOMAS, SCHWARZ & POSTMA, INC.]


                                                                October 23, 2000


To the Board of Directors and Stockholders of JPAL, Inc.


     We have audited the accompanying balance sheets of JPAL, Inc. as of June 30, 2000 and December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the six months ended June 30, 2000 and the period March 31, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JPAL, Inc. as of June 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the six months ended June 30, 2000 and the period March 31, 1999 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.

                                      /s/ LESLEY, THOMAS, SCHWARZ & POSTMA, INC.

                                          A Professional Accountancy Corporation
                                          Newport Beach, California

                                   JPAL, INC.

                                 BALANCE SHEETS

                                                                     June 30,      December 31,
                                                                       2000            1999
                                                                     --------       --------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents (Note 2)                                 $    829       $    884

PROPERTY AND EQUIPMENT, net (Notes 2 and 3)                             2,373          2,673
                                                                     --------       --------

      Total assets                                                   $  3,202       $  3,557
                                                                     ========       ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                   $    460       $    844
                                                                     --------       --------

      Total current liabilities                                           460            844
                                                                     --------       --------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value;
    50,000,000 shares authorized,
    900,000 and 3,000,000 shares issued or outstanding at
      December 31, 1999 and June 30, 2000, respectively                 3,000            900
  Additional paid-in capital (Note 5)                                  19,655         18,235
  Accumulated deficit                                                 (19,913)       (16,422)
                                                                     --------       --------

      Total stockholders' equity                                        2,742          2,713
                                                                     --------       --------

        Total liabilities and stockholders' equity                   $  3,202       $  3,557
                                                                     ========       ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                            STATEMENTS OF OPERATIONS


                                                                      Period
                                                                     March 31,
                                                                       1999
                                                    Six Months     (inception)
                                                      Ended          Through
                                                     June 30,      December 31,
                                                       2000            1999
                                                    ----------     ------------
REVENUES                                             $  1,290        $  6,793

OPERATING EXPENSES                                      4,481          22,835

OTHER EXPENSE
  Depreciation                                            300             380
                                                     --------        --------

LOSS BEFORE PROVISION FOR INCOME TAXES                 (3,491)        (16,422)

PROVISION FOR INCOME TAXES (Note 4)                        --              --
                                                     --------        --------

NET LOSS                                             $ (3,491)       $(16,422)
                                                     ========        ========

BASIC LOSS PER SHARE                                 $   (.00)       $   (.00)
                                                     ========        ========

DILUTIVE LOSS PER SHARE                              $   (.00)       $   (.00)
                                                     ========        ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

             PERIOD MARCH 31, 1999 (INCEPTION) THROUGH JUNE 30, 2000


                                                       Common Stock                Additional
                                                ---------------------------          Paid-In       Accumulated
                                                  Shares           Amount            Capital          Deficit            Total
                                                ---------        ----------        ----------       ----------        ----------
BALANCE, March 31, 1999
  (inception)                                          --        $       --        $       --       $       --        $       --

ISSUANCE OF COMMON STOCK FOR
  SERVICES (Note 5)                               900,000               900                                                  900

ADDITIONAL PAID-IN CAPITAL, (in
  exchange for goods and services
  and rent) (Note 5)                                                                   18,235                             18,235

NET LOSS                                                                                               (16,422)          (16,422)
                                                ---------        ----------        ----------       ----------        ----------

BALANCE, December 31, 1999                        900,000               900            18,235          (16,422)            2,713

ISSUANCE OF COMMON STOCK FOR
  CASH (Note 5)                                 2,100,000             2,100               920                              3,020

ADDITIONAL PAID-IN CAPITAL, (in
  exchange for rent provided by
  a stockholder) (Note 5)                                                                 500                                500

NET LOSS                                                                                                (3,491)           (3,491)
                                                ---------        ----------        ----------       ----------        ----------

BALANCE, June 30, 2000                          3,000,000        $    3,000        $   19,655       $  (19,913)       $    2,742
                                                =========        ==========        ==========       ==========        ==========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            Period
                                                                                           March 31,
                                                                                             1999
                                                                        Six Months        (inception)
                                                                           Ended            Through
                                                                         June 30,         December 31,
                                                                           2000              1999
                                                                         --------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                               $ (2,991)         $(16,422)
  Adjustments  to reconcile net loss to net cash provided by
   (used in) operating activities
    Depreciation                                                              300               380
    Services provided in exchange for issuance of common
      stock                                                                    --               900
    Goods and services and rent provided in exchange for
      additional paid-in capital                                              500            18,235
    Changes in assets and liabilities
      Increase (decrease) in accounts payable                                (384)              844
                                                                         --------          --------

        Net cash provided by (used in) operating activities                (2,575)            3,937
                                                                         --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets                                                    --            (3,053)
                                                                         --------          --------

        Net cash used in investing activities                                  --            (3,053)
                                                                         --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                    3,020                --
                                                                         --------          --------

        Net cash provided by financing activities                           3,020                --
                                                                         --------          --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     445               884

CASH AND CASH EQUIVALENTS, beginning of period                                884                --
                                                                         --------          --------

CASH AND CASH EQUIVALENTS, end of period                                 $  1,329          $    884
                                                                         ========          ========

              See accompanying notes to these financial statements

                                   JPAL, INC.

                                                                                    Period
                                                                                  March 31,
                                                                                    1999
                                                                  Six Months     (inception)
                                                                    Ended          Through
                                                                   June 30,      December 31,
                                                                     2000           1999
                                                                  ----------     ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest                        $      --       $      --
  Cash paid during the period for income taxes                    $      --       $      --

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
  During the period ended June 30, 2000, the Company recorded rent expense of $500 and additional paid-in capital of $500 for rent provided by a stockholder.
  During the period  ended  December  31,  1999,  the  Company  issued  stock in exchange for services provided valued at $900.
  During the period ended December 31, 1999 the Company recorded additional paid-in capital of $18,235 for goods and services paid for and provided by a stockholder.

              See accompanying notes to these financial statements

                                   JPAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                       JUNE 30, 2000 AND DECEMBER 31, 1999


NOTE 1 - COMPANY OPERATIONS

     JPAL, Inc. (the "Company") was incorporated in the state of Nevada on March 31, 1999 to operate as an internet based provider of vacation rental properties and services. A majority of the services are to properties located in Nevada. The Company's tax reporting year end is December 31st.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies are summarized as follows:

     Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

     Advertising - Advertising costs are charged to operations when incurred.

     Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.


NOTE 3 - PROPERTY AND EQUIPMENT

     Equipment and improvements consist of the following:

     Computer                                                      $ 1,791
     Computer equipment                                              1,057
     Furniture                                                         205
                                                                   -------

                                                                     3,053
     Less:  accumulated depreciation                                  (680)
                                                                   -------

                                                                   $ 2,373
                                                                   =======

NOTE 4 - INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

     The components of the Company's income tax provision consist of:

                                                                                     Period
                                                                                    March 31,
                                                                                       1999
                                                                  Six Months       (inception)
                                                                     Ended           Through
                                                                   June 30,        December 31,
                                                                     2000              1999
                                                                  ----------       ------------
     Federal taxes (deferred) net operating loss benefit           $  (500)          $(2,500)
     Change in valuation account                                       500             2,500
                                                                   -------           -------

                                                                   $    --           $    --
                                                                   =======           =======

     Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of June 30, 2000 and December 31, 1999 are as follows:

                                              June 30,          December 31,
                                                2000                1999
                                              -------           ------------
     Deferred income taxes
       Net operating loss benefit             $ 3,000             $ 2,500
       Valuation allowance                     (3,000)             (2,500)
                                              -------             -------

                                              $    --             $    --
                                              =======             =======

     The Company has a federal net operating loss carryforward of approximately $16,000 that will expire in 2019.

     The Company's tax reporting year end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2000, it will expire in 2020.


NOTE 5 - RELATED PARTY TRANSACTIONS

     The Company is currently utilizing office space provided by the Company's president (a stockholder). During the period ended June 30, 2000, the Company has recorded rent expense of $500 which represents the Company's pro rata share of the office space being provided by the Company's president. The president has waived reimbursement of the allocated rent and has considered it as additional paid-in capital.

     During the period ended December 31, 1999 the Company paid fees for the construction of their website to a company owned by a stockholder. The total amount paid for the period was $2,600.

     During the period ended December 31, 1999, the Company entered into consulting agreements for advisory services relating to the initial start-up of the Company. Total fees were $900 for the period ended December 31, 1999 with each consultant receiving a percentage of ownership in the form of common stock. The services were valued using hourly rates at estimated fair market value of similar services. In addition, during the period ended December 31, 1999 one of the stockholders paid for various goods and services relating to the Company's operations including travel, entertainment, trade shows and transportation costs. These expenses have been included in the results of operations for the period and recorded as additional paid-in capital stockholders' equity.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In July 2000, our Board of Directors appointed Lesley, Thomas, Schwarz and Postma, Inc., independent accountants, to audit our financials statements for the period from March 31, 1999, our date of formation, through December 31, 1999 and for the six month period ending June 30, 2000.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from March 31, 1999, our date of formation, through December 31, 1999 and for the six month period ending June 30, 2000 appearing in this prospectus which is part of a registration statement have been audited by Lesley, Thomas, Schwarz and Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz and Postma, Inc. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. All of that information is qualified in all respects by such reference to such exhibit.

When we become a reporting company with the Securities and Exchange Commission, we will be required to file reports and other information with the Securities and Exchange Commission. This registration statement, complete with its exhibits, as well as those reports and other information when so filed, may be inspected at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. For further information on the operation of the Public Reference Room, please call the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. This registration statement, complete with its exhibits, is available on the website of the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Ten of our Amended and Restated Articles of Incorporation provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such officer's or director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

================================= ================ =============
Registration Fees                 Approximately         $264.00
--------------------------------- ---------------- -------------
Transfer Agent Fees               Approximately         $500.00
--------------------------------- ---------------- -------------
Costs of Printing and Engraving   Approximately         $500.00
--------------------------------- ---------------- -------------
Legal Fees                        Approximately       $5,000.00
--------------------------------- ---------------- -------------
Accounting Fees                   Approximately       $1,500.00
================================= ================ =============


Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On August 1, 2000, we issued 797,469 shares of our common stock to Thomas E. Stepp, Jr., Richard Reincke and Michael Muellerleile, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. The shares were issued in exchange for legal services provided to us, which were valued at $797. Thomas E. Stepp, Jr., Richard Reincke and Michael Muellerleile are sophisticated investors and had access to the type of information that would normally be included in a registration statement.

On or about May 11, 2000, we issued 2,100,000 shares of our common stock for $.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The net proceeds to us were $2,100. All twenty-one purchasers of our common stock were non-accredited investors and were business associates, personal friends or family members of Ryan A. Neely, our president, secretary and one of our directors. All non-accredited investors were sophisticated investors and were provided a private placement memorandum, which contained the type of information that would normally be included in a registration statement.

In April 1999, we issued 100 shares of our $.01 par value common stock to our founding shareholders, Judy Buehlman, Patty Tipton, Sean Connelly and Janna Connelly, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which is specified by the provisions of Section 4(2) of that act. Judy Buehlman, Patty Tipton, Sean Connelly and Janna Connelly are sophisticated investors and had access to the type of information that would normally be included in a registration statement. The shares were issued in exchange for their services relating to founding and organizing the business, which were valued at $900. On April 6, 2000, we amended and restated our Articles of Incorporation to authorize 50,000,000 shares of $.001 par value common stock. On April 15, 2000, our Board of Directors authorized an exchange of those 100 shares of our $.01 par value common stock for 900,000 shares of our $.001 par value common stock.

Exhibits

     Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.

1.            Underwriting Agreement (not applicable)

3.1           Amended and Restated Articles of Incorporation
              (Charter Document)*

3.2           Bylaws*

5.            Opinion Re: Legality*

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings**

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel***

24. Power of Attorney is included on the signature page of the registration statement




* Included in the registration statement on Form SB-2 filed on August 18, 2000. ** Included in Financial Statements
***Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on January 9, 2001.

                                     JPAL, Inc.,
                                     a Nevada corporation

                                     By:    /s/     Ryan A. Neely
                                            ------------------------------------
                                            Ryan A. Neely
                                     Its:   President, Secretary and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed on this 9th day of January, 2001, the following persons in the capacities and on the dates stated:


/s/     Ryan A. Neely                       January 9, 2001
------------------------------------        ---------------
Ryan A. Neely
President, Secretary, Director


/s/     Jason J. Ortega                     January 9, 2001
-------------------------------------       ---------------
Jason J. Ortega
Treasurer,
Principal financial and accounting officer, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Ryan A. Neely with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

JPAL, INC.


s/     Ryan A. Neely                        January 9, 2001
------------------------------------        ---------------
Ryan A. Neely
President, Secretary, Director


/s/     Jason J. Ortega                     January 9, 2001
------------------------------------        ---------------
Jason J. Ortega
Treasurer, Director